Exhibit E-4
                                  Form U-13-60
                     Mutual and Subsidiary Service Companies
                            Revised February 7, 1980


                                  ANNUAL REPORT


                                 FOR THE PERIOD


         Beginning   January 1, 1996   and Ending   December 31, 1996


                                     TO THE


                     U.S. SECURITIES AND EXCHANGE COMMISSION


                                       OF


                       GPU INTERNATIONAL, INC.
                        (Exact Name of Reporting Company)


 A                          Subsidiary                   Service Company
                    ("Mutual" or "Subsidiary")


 Date of Incorporation August 31, 1990 If not Incorporated, Date of
 Organization

 State or Sovereign Power under which Incorporated or Organized   Delaware

                                                         1 Upper Pond Road
 Location of Principal Executive Offices of Reporting Co.  Parsippany, NJ
 07054


 Name, title, and address of officer to whom correspondence concerning this report should be addressed:

                                                      1 Upper Pond Road
 B. L. Levy,    President and CEO                     Parsippany, NJ 07054
     (Name)                       (Title)                      (Address)


 Name of Principal Holding Company Whose Subsidiaries are served by Reporting
 Company:


                                     GPU, INC.

                                                                      1
                      INSTRUCTIONS FOR USE OF FORM U-13-60

      1. Time of Filing.--Rule 94 provides that on or before the first day of May in each calendar year, each mutual service company and each subsidiary service company as to which the Commission shall have made a favorable finding pursuant to Rule 88, and every service company whose application for approval or declaration pursuant to Rule 88 is pending shall file with the Commission an annual report on Form U-13-60 and in accordance with the Instructions for that form.

      2. Number of Copies.--Each annual report shall be filed in duplicate. The company should prepare and retain at least one extra copy for itself in case correspondence with reference to the report become necessary.

      3. Period Covered by Report.--The first report filed by any company shall cover the period from the date the Uniform System of Accounts was required to be made effective as to that company under Rules 82 and 93 to the end of that calendar year. Subsequent reports should cover a calendar year.

      4. Report Format.--Reports shall be submitted on the forms prepared by the Commission. If the space provided on any sheet of such form is inadequate, additional sheets may be inserted of the same size as a sheet of the form or folded to such size.

      5. Money Amounts Displayed.--All money amounts required to be shown in financial statements may be expressed in whole dollars, in thousands of dollars or in hundred thousands of dollars, as appropriate and subject to provisions of Regulation S-X (S210.3-01(b)).

      6. Deficits Displayed.--Deficits and other like entries shall be indicated by the use of either brackets or a parenthesis with corresponding reference in footnotes. (Regulation S-X, S210.3-01(c))

      7. Major Amendments or Corrections.--Any company desiring to amend or correct a major omission or error in a report after it has been filed with the Commission shall submit an amended report including only those pages, schedules, and entries that are to be amended or corrected. A cover letter shall be submitted requesting the Commission to incorporate the amended report changes and shall be signed by a duly authorized officer of the company.

      8. Definitions.--Definitions contained in Instruction 01-8 to the Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies, Public Utility Holding Company Act of 1935, as amended February 2, 1979 shall be applicable to words or terms used specifically within this Form U-13-60.

      9. Organization Chart.--The service company shall submit with each annual report a copy of its current organization chart.

     10. Methods of Allocation.--The service company shall submit with each annual report a listing of the currently effective methods of allocation being used by the service company and on file with the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935.

     11. Annual Statement of Compensation for Use of Capital Billed.--The service company shall submit with each annual report a copy of the annual statement supplied to each associate company in support of the amount of compensation for use of capital billed during the calendar year.

     LISTING OF SCHEDULES AND ANALYSIS OF ACCOUNTS      Page
                                                       Number


     Description of Schedules and Accounts            Schedule or Account
                                                              Number

 COMPARATIVE BALANCE SHEET                        Schedule I           4-5

   SERVICE COMPANY PROPERTY                       Schedule II          6-7

   ACCUMULATED PROVISION FOR DEPRECIATION
   AND AMORTIZATION OF SERVICE COMPANY PROPERTY   Schedule III          8

   INVESTMENTS                                    Schedule IV          9-10

   ACCOUNTS RECEIVABLE FROM ASSOCIATE
   COMPANIES                                      Schedule V           11

   FUEL STOCK EXPENSES UNDISTRIBUTED              Schedule VI          12

   STORES EXPENSE UNDISTRIBUTED                   Schedule VII         13

   MISCELLANEOUS CURRENT AND ACCRUED ASSETS       Schedule VIII        14

   MISCELLANEOUS DEFERRED DEBITS                  Schedule IX          15

   RESEARCH, DEVELOPMENT, OR DEMONSTRATION
   EXPENDITURES                                   Schedule X           16

   PROPRIETARY CAPITAL                            Schedule XI          17

   LONG-TERM DEBT                                 Schedule XII         18

   CURRENT AND ACCRUED LIABILITIES                Schedule XIII        19

   NOTES TO FINANCIAL STATEMENTS                  Schedule XIV         20

 COMPARATIVE INCOME STATEMENT                     Schedule XV          21

   ANALYSIS OF BILLING - ASSOCIATE COMPANIES      Account 457          22

   ANALYSIS OF BILLING - NONASSOCIATE COMPANIES   Account 458          23

   ANALYSIS OF CHARGES FOR SERVICE - ASSOCIATE
   AND NONASSOCIATE COMPANIES                     Schedule XVI         24

   SCHEDULE OF EXPENSE BY DEPARTMENT OR
   SERVICE FUNCTION                               Schedule XVII       25-26

   DEPARTMENTAL ANALYSIS OF SALARIES              Account 920          27

   OUTSIDE SERVICES EMPLOYED                      Account 923          28

   EMPLOYEE PENSIONS AND BENEFITS                 Account 926          29

   GENERAL ADVERTISING EXPENSES                   Account 930.1        30

   MISCELLANEOUS GENERAL EXPENSES                 Account 930.2        31

   RENTS                                          Account 931          32

   TAXES OTHER THAN INCOME TAXES                  Account 408          33

   DONATIONS                                      Account 426.1        34

   OTHER DEDUCTIONS                               Account 426.5        35

   NOTES TO STATEMENT OF INCOME                   Schedule XVIII       36

 LISTING OF INSTRUCTIONAL FILING REQUIREMENTS                          Page
                                                                      Number


 Description of Reports or Statements


 ORGANIZATION CHART                                                    37




 METHODS OF ALLOCATION                                                 38




 ANNUAL STATEMENT OF COMPENSATION FOR USE                              39
 OF CAPITAL BILLED





 VENTURE DISCLOSURES                                                   40




 EXHIBIT                                                               41





 NOTE: Dollar figures in this report are shown in thousands unless otherwise noted.

        This report includes immaterial audit adjustments which were not included in the GPU Inc., SEC Form U5S for the year 1996.

                                                                      4
                       ANNUAL REPORT OF GPU INTERNATIONAL, INC.


                         SCHEDULE I - COMPARATIVE BALANCE SHEET

 Give balance sheet of the Company as of December 31 of the current and prior year.

 ACCOUNT            ASSETS AND OTHER DEBITS                   AS OF DECEMBER 31
                                                           CURRENT       PRIOR

      SERVICE COMPANY PROPERTY

 101    Service company property  (Schedule II)           $  1 847     $ 1 222
 107    Construction work in progress  (Schedule II)        50 726         -
            Total Property                                  52 573       1 222

 108    Less accumulated provision for depreciation
        and amortization of service company
        property                    (Schedule III)              709        589

            Net Service Company Property                     51 864        633

      INVESTMENTS

 123    Investments in associate companies (Schedule IV)    56 704      65 110
 124    Other investments                  (Schedule IV)    42 603      52 742
              Total Investments                             99 307     117 852

      CURRENT AND ACCRUED ASSETS

 131    Cash                                                   262         592
 134    Special deposits                                    19 895       2 983
 135    Working funds                                            -           -
 136    Temporary cash investments  (Schedule IV)           16 700       2 000
 141    Notes receivable                                     2 233           -
 143    Accounts receivable                                  2 052           -
 144    Accumulated provision for uncollectible
        accounts                                                 -           -
 146    Accounts receivable from associate
        companies                   (Schedule V)            24 623      17 825
 152    Fuel stock expenses undistributed (Schedule VI)          -           -
 154    Materials and supplies                                   -           -
 163    Stores expense undistributed (Schedule VII)              -           -
 165    Prepayments                                            341         184
 171    Interest Receivable                                      -           -
 174    Miscellaneous current and accrued
        assets                       (Schedule VIII)         6 359       3 695
            Total Current and Accrued Assets                72 465      27 279

      DEFERRED DEBITS

 181    Unamortized debt expense                                 -           -
 184    Clearing accounts                                        -           -
 186    Miscellaneous deferred debits (Schedule IX)            749           -
 188    Research, development, or demonstration
        expenditures                  (Schedule X)               -           -
 190    Accumulated deferred income taxes                      777       2 064
            Total Deferred Debits                            1 526       2 064

            TOTAL ASSETS AND OTHER DEBITS                 $225 162    $147 828

                                                                          5
                       ANNUAL REPORT OF GPU INTERNATIONAL, INC.




                         SCHEDULE I - COMPARATIVE BALANCE SHEET



 ACCOUNT            LIABILITIES AND PROPRIETARY CAPITAL     AS OF DECEMBER 31
                                                           CURRENT       PRIOR

      PROPRIETARY CAPITAL

 201    Common stock issued  (Schedule XI)                $    100   $     100
 211    Miscellaneous paid-in-capital (Schedule XI)        129 466     127 904
 215    Appropriated retained earnings (Schedule XI)             -       5 336
 216    Unappropriated retained earnings (deficit)
            (Schedule XI)                                    1 053      (4 871)
            Total Proprietary Capital                      130 619     128 469

      LONG-TERM DEBT

 223    Advances from associate companies (Schedule XII)         -          -
 224    Other long-term debt  (Schedule XII)                62 300          -
 225    Unamortized premium on long-term debt                    -          -
 226    Unamortized discount on long-term debt-debit             -          -
            Total Long-term Debt                            62 300          -

      CURRENT AND ACCRUED LIABILITIES

 231    Notes payable                                            -      1 800
 232    Accounts payable                                     6 534        434
 233    Notes payable to associate
        companies                  (Schedule XIII)               -          -
 234    Accounts payable to associate
        companies                  (Schedule XIII)             616        822
 236    Taxes accrued                                            -      1 463
 237    Interest accrued                                       154          -
 238    Dividends declared                                       -          -
 241    Tax collections payable                                  -          -
 242    Miscellaneous current and accrued
        liabilities                (Schedule XIII)           3 427      4 626
            Total Current and Accrued Liabilities           10 731      9 145

      DEFERRED CREDITS

 253    Other deferred credits                               9 312      4 690
 255    Accumulated deferred investment tax credits              -          -
            Total Deferred Credits                           9 312      4 690

 282  ACCUMULATED DEFERRED INCOME TAXES                     12 200      5 524

            TOTAL LIABILITIES AND PROPRIETARY
            CAPITAL                                       $225 162   $147 828

                                                                          6

                       ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                          For the Year Ended December 31, 1996



                         SCHEDULE II - SERVICE COMPANY PROPERTY
                           BALANCE AT             RETIREMENTS   OTHER     BALANCE AT
                           BEGINNING   ADDITIONS      OR       CHANGES 1/  CLOSE OF
      DESCRIPTION           OF YEAR                  SALES                   YEAR

 SERVICE COMPANY PROPERTY
 Account

 301  ORGANIZATION

 303  MISCELLANEOUS
      INTANGIBLE PLANT

 304  LAND AND LAND RIGHT                $  96                             $    96

 305  STRUCTURES AND
      IMPROVEMENTS

 306  LEASEHOLD
      IMPROVEMENTS          $  266         334      $(244)     $   -           356

 307  EQUIPMENT 2/

 308  OFFICE FURNITURE
      AND EQUIPMENT            956         444         (5)         -         1,395

 309  AUTOMOBILES, OTHER
      VEHICLES AND
      RELATED GARAGE
      EQUIPMENT

 310  AIRCRAFT AND
      AIRPORT EQUIPMENT

 311  OTHER SERVICE
      COMPANY PROPERTY 3/

        SUB-TOTAL            1,222         874      (249)          -         1,847


 107  CONSTRUCTION WORK
      IN PROGRESS 4/             -      50,726          -          -        50,726


         TOTAL              $1,222     $51,600      $(249)     $   -       $52,573



      1/                PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:



                                                                          7
                        ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                          For the Year Ended December 31, 1996




                                 SCHEDULE II - CONTINUED




 2/   SUBACCOUNTS ARE REQUIRED FOR EACH CLASS OF EQUIPMENT OWNED.  THE SERVICE
      COMPANY SHALL PROVIDE A LISTING BY SUBACCOUNT OF EQUIPMENT ADDITIONS
      DURING THE YEAR AND THE BALANCE AT THE CLOSE OF THE YEAR:
                                                                        BALANCE AT
                    SUBACCOUNT DESCRIPTION              ADDITIONS        CLOSE OF
                                                                           YEAR
        N/A


















                                                TOTAL      $   -        $     -



 3/  DESCRIBE OTHER SERVICE COMPANY PROPERTY:

         N/A



 4/  DESCRIBE CONSTRUCTION WORK IN PROGRESS:
     THE CONSTRUCTION WORK IN PROGRESS ACCOUNT REPRESENTS THE COSTS INCURRED AS OF
 12/31/96 TO BUILD THE PLANT WHICH WILL BE A 300 MEGAWATT GAS-FIRED COGENERATION
 FACILITY LOCATED IN THE TOWN OF KATHLEEN, GEORGIA (HOUSTON COUNTY).  ENERGY AND
 CAPACITY WILL BE SOLD TO GEORGIA POWER COMPANY AND STEAM WILL BE SOLD TO THE
 ADJOINING FRITO LAY PLANT.  CONSTRUCTION BEGAN IN NOVEMBER 1996 AND COMMERCIAL
 OPERATION IS SCHEDULED FOR FEBRUARY 1998.



                                                                                 8
                              ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                                 For the Year Ended December 31, 1996



                                          SCHEDULE III
                           ACCUMULATED PROVISION FOR DEPRECIATION AND
                            AMORTIZATION OF SERVICE COMPANY PROPERTY
                             BALANCE AT  ADDITIONS                                BALANCE
                             BEGINNING    CHARGED                 OTHER CHANGES   CLOSE OF
        DESCRIPTION           OF YEAR       TO       RETIREMENTS  ADD (DEDUCT)1/   YEAR
                                        ACCOUNT 403
   Account

   301  ORGANIZATION

   303  MISCELLANEOUS
        INTANGIBLE PLANT

   304  LAND AND LAND RIGHTS

   305  STRUCTURES AND
        IMPROVEMENTS

   306  LEASEHOLD
        IMPROVEMENTS              $111          $ 50   $(145)           -             $ 16

   307  EQUIPMENT

   308  OFFICE FURNITURE
        AND FIXTURES               478           215      -             -              693

   309  AUTOMOBILES, OTHER
        VEHICLES AND
        RELATED GARAGE
        EQUIPMENT

   310  AIRCRAFT AND
        AIRPORT EQUIPMENT

   311  OTHER SERVICE
        COMPANY PROPERTY


                                   $589         $265   $(145)           -             $709



     1/  PROVIDE AN EXPLANATION OF THOSE CHANGES CONSIDERED MATERIAL:

         N/A

                                                                      9
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                            SCHEDULE IV - INVESTMENTS



 INSTRUCTIONS:   Complete the following schedule concerning investments.

                 Under Account 124, "Other Investments", state each investment separately, with description, including, the name of issuing company, number of shares or principal amount, etc.

                 Under Account 136, "Temporary Cash Investments", list each investment separately.


                                                     BALANCE AT   BALANCE AT
          D E S C R I P T I O N                      BEGINNING     CLOSE OF
                                                      OF YEAR        YEAR


 ACCOUNT 123 - INVESTMENT IN ASSOCIATE COMPANIES


      PRIME ENERGY LIMITED PARTNERSHIP                 $7 511      $ 5 747
      OLS POWER LIMITED PARTNERSHIP                         -            -
      ONONDAGA COGENERATION LIMITED PARTNERSHIP        18 643       18 183
      SELKIRK CORPORATION PARTNERS, L.P.               17 722       14 343
      BROOKLYN ENERGY LIMITED PARTNERSHIP                 183         (420)
      LAKE COGEN LIMITED PARTNERSHIP                    3 921        3 354
      PROJECT ORANGE ASSOCIATES L.P.                      128           29
      ADA COGEN LIMITED PARTNERSHIP                        20            -
      PASCO COGEN LIMITED                              16 982       15 468

                                       TOTAL          $65 110      $56 704


 ACCOUNT 124 - OTHER INVESTMENTS


      CO. OWNED LIFE INSURANCE -
        CASH SURRENDER VALUE                          $   33       $    50
      ACE LIMITED STOCK (260298 SHS.)                 10 347             -
      BALLARD GENERATION SYSTEMS, INC. (EQUITY
          INVESTMENT 5.71% OWNERSHIP)                      -         6 064
      POLSKY ENERGY CORP (906 SHS. CLASS D VOTING
          & 1894 CLASS C NON VOTING)                   6 038         5 060
      CARRIED INTEREST - SYRACUSE ORANGE PARTNERS      2 236         1 886
      LONG-TERM RECEIVABLES - ASSOCIATE COMPANIES      9 243        11 897
      INTANGIBLE ASSETS - NCP ACQUISITION             24 566        16 694
      ENVIROTECH INVESTMENT FUND                         279           855
      BALLARD POWER SYSTEMS, INC. (WARRANTS TO
          ACQUIRE 100,000 COMMON SHARES)                   -            97

                                       TOTAL         $52 742       $42 603

                                                                      10
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                     SCHEDULE IV - INVESTMENTS (Continued)



 ACCOUNT 136 - TEMPORARY CASH INVESTMENTS

         CAPITAL MARKET CCOUNTS                                   $ 16 700

                                                                        11
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




            SCHEDULE V - ACCOUNTS RECEIVABLE FROM ASSOCIATE COMPANIES



 INSTRUCTIONS:  Complete  the  following schedule  listing  accounts receivable from each associate company. Where the service company has provided accommodation or convenience payments for associate companies, a separate listing of total payments for each associate company by subaccount should be provided.



                                                       BALANCE AT  BALANCE AT
              D E S C R I P T I O N                    BEGINNING    CLOSE OF
                                                        OF YEAR       YEAR

 ACCOUNT 146 - ACCOUNTS RECEIVABLE FROM ASSOCIATE
               COMPANIES                              $17 825      $24 623















                                       TOTAL          $17 825      $24 623


 ANALYSIS OF CONVENIENCE OR ACCOMMODATION PAYMENTS:                 TOTAL
                                                                   PAYMENTS

               N/A







                                          TOTAL PAYMENTS                -

                                                                          12
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                 SCHEDULE VI - FUEL STOCK EXPENSES UNDISTRIBUTED


 INSTRUCTIONS:   Report the amount of labor  and expenses incurred with respect to  fuel stock expenses  during the  year and  indicate amount
                 attributable  to each  associate company.   Under  the section
                 headed "Summary" listed below give an overall report of the fuel functions performed by the service company.



          D E S C R I P T I O N                   LABOR     EXPENSES     TOTAL


 ACCOUNT 152 - FUEL STOCK EXPENSES UNDISTRIBUTED


               N/A


















                                       TOTAL        -          -        -




 SUMMARY:

                                                                      13
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                   SCHEDULE VII - STORES EXPENSE UNDISTRIBUTED



 INSTRUCTIONS:  Report the  amount of labor and expenses  incurred with respect
                to  stores   expense  during  the  year   and  indicate  amount
                attributable to each associate company.




          D E S C R I P T I O N                   LABOR      EXPENSES    TOTAL




 ACCOUNT 163 - STORES EXPENSE UNDISTRIBUTED



       N/A























                                        TOTAL     $  -       $  -        $   -

                                                                          14
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                                  SCHEDULE VIII

                    MISCELLANEOUS CURRENT AND ACCRUED ASSETS


 INSTRUCTIONS:  Provide  detail  of items  in this  account.   Items  less than
                $10,000 may be grouped, showing the number of items in each group.



                                                      BALANCE AT   BALANCE AT
          D E S C R I P T I O N                       BEGINNING     CLOSE OF
                                                       OF YEAR         YEAR


 ACCOUNT 174 - MISCELLANEOUS CURRENT AND ACCRUED
               ASSETS


               LIHI OPTION                                $3 000    $3 000

               DEFERRED TAX ASSET                            695     3 359


















                                               TOTAL      $3 695    $6 359

                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                   SCHEDULE IX - MISCELLANEOUS DEFERRED DEBITS


 INSTRUCTIONS:  Provide  detail  of items  in this  account.   Items  less than
                $10,000 may be grouped by class showing the number of items in each class.

                                                      BALANCE AT   BALANCE AT
           D E S C R I P T I O N                      BEGINNING     CLOSE OF
                                                        OF YEAR        YEAR

 ACCOUNT 186 - MISCELLANEOUS DEFERRED DEBITS



 DEFERRED FINANCING COSTS                              $    -      $     749

                                                                      16
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                                   SCHEDULE X

               RESEARCH, DEVELOPMENT OR DEMONSTRATION EXPENDITURES




 INSTRUCTIONS:   Provide a  description of each material research, development, or demonstration project which incurred costs by the service corporation during the year.



          D E S C R I P T I O N                            AMOUNT



 ACCOUNT 188-RESEARCH, DEVELOPMENT, OR DEMONSTRATION
             EXPENDITURES

       N/A




   NOTE:



                                                                                                                 17
                                      ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                                        For the Year Ended December 31, 1996


                                          SCHEDULE XI - PROPRIETARY CAPITAL
                                                NUMBER OF        PAR OR STATED
 ACCOUNT NUMBER        CLASS OF STOCK             SHARES             VALUE             OUTSTANDING CLOSE OF PERIOD
                                                AUTHORIZED         PER SHARE          NO. OF SHARES    TOTAL AMOUNT
      201           COMMON STOCK ISSUED             100               $1 000*             100             $100 000*

   INSTRUCTIONS:  Classify amounts in each account with brief explanation, disclosing the general nature of transactions which gave rise to the reported amounts.

          D E S C R I P T I O N                                                                      AMOUNT
 ACCOUNT 211 - MISCELLANEOUS PAID-IN CAPITAL                                                         $129 466


 ACCOUNT 215 - APPROPRIATED RETAINED EARNINGS                                                               0
                   Unrealized Gain on Marketable Securities, Net of Income Taxes

                                                                                          TOTAL      $129 466


 INSTRUCTIONS:     Give particulars concerning net income or (loss) during the year, distinguishing between compensation for the use of capital owed or net loss remaining from servicing nonassociates per the General Instructions of the Uniform System of Accounts.  For dividends paid during the year in cash or otherwise, provide rate percentage, amount of dividend, date declared and date paid.

                                                    BALANCE AT   NET INCOME               CUMULATIVE    BALANCE AT
          D E S C R I P T I O N                      BEGINNING       OR       DIVIDENDS   TRANSLATION    CLOSE OF
                                                     OF YEAR       (LOSS)       PAID      ADJUSTMENT        YEAR
 ACCOUNT 216 - UNAPPROPRIATED RETAINED EARNINGS       (4 871)        5 913                       11          1 053





                                           TOTAL     $ (4 871)    $  5 913    $             $     11       $ 1 053


 * In Whole Dollars



                                                                                                                         18
                                              ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                                                For the Year Ended December 31, 1996


                                                     SCHEDULE XII- LONG-TERM DEBT

     INSTRUCTIONS:  Advances from associate companies  should be reported separately for advances on notes, and advances on open account.  Names of associate companies from which advances were received shall  be shown under the class and series of obligation column.  For Account 224 - Other long term debt provide the name of creditor company or organization,  terms of  the obligation,  date of  maturity, interest  rate, and  the amount  authorized and outstanding.

                                      TERMS OF OBLIG   DATE                         BALANCE AT                        BALANCE AT
     N A M E  O F  C R E D I T O R    CLASS & SERIES    OF    INTEREST  AMOUNT      BEGINNING                     1/     CLOSE
                                      OF OBLIGATION   MATURITY  RATE   AUTHORIZED    OF YEAR    ADDITIONS DEDUCTIONS     OF YEAR
   ACCOUNT 223 -    ADVANCES FROM ASSOCIATE
                    COMPANIES:

                    NONE


   ACCOUNT 224 -    OTHER LONG-TERM DEBT:

                    JOHN HANCOCK      INSTITUTIONAL   JUN 2018  9.02%               $     0     $ 20,000  $     -        $ 20,000
                                      LOAN (22 YRS)

                    PRUDENTIAL        INSTITUTIONAL   JUN 2018  9.02%                     0       20,000        -          20,000
                                      LOAN(22 YRS)

                    THE BANK OF       BRIDGE LOAN     (1)       5.5625%                   0       22,300        -          22,300
                    NOVA SCOTIA
                                                                                    $     0     $ 62,300  $     -        $ 62,300

   1/  GIVE AN EXPLANATION OF DEDUCTIONS:    Payments per agreements.

       (1) The Bridge loan matures on the earliest to occur of (a)the completion of the facility which is expected to be February
       1998,(b) December 1, 1998, (c) an equity ivestment into Mid Georgia Cogen is made, or (d)other circumstances that would require repayment under the construction contract or Project Loan Agreements.


                                                                      19
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                 SCHEDULE XIII - CURRENT AND ACCRUED LIABILITIES



 INSTRUCTIONS:   Provide  balance  of  notes   and  accounts  payable  to  each
                 associate   company.     Give   description   and  amount   of
                 miscellaneous  current  and accrued  liabilities.   Items less
                 than $10,000 may be grouped, showing the number of items in each group.


                                                       BALANCE AT    BALANCE AT
          D E S C R I P T I O N                        BEGINNING        END
                                                        OF YEAR       OF YEAR


 ACCOUNT 233 - NOTES PAYABLE TO ASSOCIATE COMPANIES

               NONE

                                               TOTAL       -          -




 ACCOUNT 234 - ACCOUNTS PAYABLE TO ASSOCIATE
               COMPANIES

               GPU SERVICE CORPORATION                 $   491     $  541
               POLSKY ENERGY CORPORATION                   331          -
               SYRACUSE ORANGE PARTNERS                      -         75
                                               TOTAL   $   822     $  616



 ACCOUNT 242  - MISCELLANEOUS CURRENT AND ACCRUED
                 LIABILITIES
 ACCRUALS     -  DEVELOPMENT EXPENSE                   $   505     $  173
              -  EMPLOYEE BENEFITS                           -        180
              -  ACCRUED CAPITALIZED COSTS                   -         64
              -  EMPLOYEE BONUS                            575        900
              -  VACATION                                  371        611
              -  AUDIT FEES                                 64         57
              -  LEGAL FEES                                214        819
              -  EXPENSE REPORTS                            18         81
              -  AMOUNTS HELD IN ESCROW                  2 850          -
              -  INSURANCE                                   -         33
              -  CONSULTING                                  -        216
              -  GST TAX                                     -         67
              -  RELOCATION                                  -        190
              - 9 ITEMS LESS THAN $10,000                   29         36
                                              TOTAL    $ 4 626    $ 3 427

                                                                      20
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                                  SCHEDULE XIV

                          NOTES TO FINANCIAL STATEMENTS



 INSTRUCTIONS:  The space below is provided for important notes regarding the financial statements or any account thereof. Furnish particulars as to any significant contingent assets or liabilities existing at the end of the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.




 The Notes to Financial Statements of GPU International, Inc. will be filed separately under a request for confidential treatment under Rule 104(b).

                                                                      21
                  ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                                   SCHEDULE XV

                               STATEMENT OF INCOME


 ACCOUNT            D E S C R I P T I O N           CURRENT YEAR    PRIOR YEAR


 INCOME

 457   Services rendered to associate companies       $ 17 125        $ 19 063
 458   Services rendered to nonassociate companies           -               -
 421   Equity earnings (losses)                         (4 028)         (1 741)
 421   Interest and dividend income                      2 086             960
 421   Gain on sale of asset                             9 409          11 775

                          Total Income                  24 592          30 057

   EXPENSE

 920   Salaries and wages                                3 250           3 784
 921   Office supplies and expenses                        379             707
 922   Administrative expense transferred
       credit                                                -               -
 923   Outside services employed                         3 818           5 888
 924   Property insurance                                  168              91
 925   Injuries and damages                                  -               -
 926   Employee pensions and benefits                    1 093             443
 928   Regulatory commission expense                         -               -
 930.1 General advertising expenses                          -               -
 930.2 Miscellaneous general expenses                    5 246           1 018
 931   Rents                                               572             395
 932   Maintenance of structures and equipment               -               -
 403   Depreciation and amortization expense               902           1 142
 408   Taxes other than income taxes                       727             643
 409   Income taxes                                     (5 922)          2 723
 410   Provision for deferred income taxes               7 635           2 177
 411   Provision for deferred income taxes -
       credit                                                -               -
 411.5 Investment tax credit                                 -               -
 426.1 Donations                                             -               -
 426.5 Other deductions                                     (3)              -
 427   Interest on long-term debt                          485               -
 430   Interest on debt to associate
       companies                                             -               -
 431   Other interest expense                              329             497

                          Total Expense                 18 679          19 508

             Net Income or (Loss)                     $  5 913         $10 549

                                                                       22
                  ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                               ANALYSIS OF BILLING

                               ASSOCIATE COMPANIES
                                   ACCOUNT 457



 COSTS                               DIRECT      INDIRECT    COMPENSATION
 NAME OF ASSOCIATE COMPANY           COSTS       FOR USE     AMOUNT      TOTAL
                                     CHARGED     CHARGE      OF CAPITAL  BILLED
                                     457-1       457-2       457-3


 PRIME ENERGY LIMITED PARTNERSHIP    $ 1 770     $  -        $  -       $1 770

 OLS POWER LIMITED PARTNERSHIP           303        -           -          303

 ONONDAGA COGENERATION LIMITED
   PARTNERSHIP                           829        -           -          829

 EI SERVICES CANADA                    4 055        -           -        4 055

 TERMOBARRANQUILLA, S.A. EMPRESA
  DE SERVICIOS PUBLICOS (TEBSA)        3 300        -           -        3 300

 SEF COGENERATION CORPORATION            275        -           -          275

 LAKE COGEN LIMITED                      372        -           -          372

 PROJECT ORANGE ASSOCIATES               837        -           -          837

 ADA COGEN LIMITED                     1 110        -           -        1 110

 MID GEORGIA COGEN                     4 087        -           -        4 087

 PASCO COGEN LIMITED                     187        -           -          187

     TOTAL                           $17 125     $  -        $  -      $17 125



                                                                                                       23
                                 ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                                     For the Year Ended December 31, 1996



                                              ANALYSIS OF BILLING
                                            NONASSOCIATE COMPANIES
                                                  ACCOUNT 458


                                         DIRECT     INDIRECT   COMPENSATION              EXCESS
                                          COSTS      COSTS     FOR USE         TOTAL       OR          TOTAL
 NAME OF NONASSOCIATE COMPANY            CHARGED    CHARGED     OF CAPITAL     COST      DEFICIENCY    AMOUNT
                                         458-1        458-2       458-3                    458-4       BILLED

 NOT APPLICABLE






 INSTRUCTION:  Provide a brief description of the services rendered to each nonassociated company:



                                                                                                                            24
                                                        ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                                                           For the Year Ended December 31, 1996

                                                                        SCHEDULE XVI
                                                              ANALYSIS OF CHARGES FOR SERVICE
                                                            ASSOCIATE AND NONASSOCIATE COMPANIES

                                              ASSOCIATE COMPANY CHARGES  NONASSOCIATE COMPANY CHARGES   TOTAL CHARGES FOR SERVICE
                                              DIRECT    INDIRECT            DIRECT  INDIRECT           DIRECT     INDIRECT
        DESCRIPTION OF ITEMS                   COST       COST    TOTAL      COST     COST     TOTAL    COST        COST    TOTAL
 920    SALARIES AND WAGES
 921    OFFICE SUPPLIES AND EXPENSES
 922    ADMINISTRATIVE EXPENSE TRANSFERRED-
          CREDIT
 923    OUTSIDE SERVICES EMPLOYED                                                  NOT APPLICABLE
 924    PROPERTY INSURANCE
 925    INJURIES AND DAMAGES
 926    EMPLOYEE PENSIONS AND BENEFITS
 928    REGULATORY COMMISSION EXPENSE
 930.1  GENERAL ADVERTISING EXPENSES
 930.2  MISCELLANEOUS GENERAL EXPENSES
 931    RENTS
 932    MAINTENANCE OF STRUCTURES AND
          EQUIPMENT
 403    DEPRECIATION AND AMORTIZATION
          EXPENSE
 408    TAXES OTHER THAN INCOME TAXES
 409    INCOME TAXES
 410    PROVISION FOR DEFERRED INCOME TAXES
 411    PROVISION FOR DEFERRED INCOME TAXES
          - CREDIT
 411.5  INVESTMENT TAX CREDIT
 426.1  DONATIONS
 426.5  OTHER DEDUCTIONS
 427    INTEREST ON LONG-TERM DEBT
 430    INTEREST ON DEBT TO ASSOCIATE
          COMPANIES
 431    OTHER INTEREST EXPENSE


 INSTRUCTION: Total cost of service will equal
              for associate and nonassociate
              companies the total amount billed
              under their separate analysis of
              billing schedules.

                        TOTAL EXPENSES  =
 COMPENSATION FOR USE OF EQUITY CAPITAL =
 430    INTEREST ON DEBT TO ASSOCIATE
                             COMPANIES  =
                 TOTAL COST OF SERVICE  =

                                                                                                 25

                                     ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                                       For the Year Ended December 31, 1996

                                                  SCHEDULE XVII
                                        SCHEDULE OF EXPENSE DISTRIBUTION
                                                         BY
                                          DEPARTMENT OR SERVICE FUNCTION
                            D E P A R T M E N T  OR  S E R V I C E  F U N C T I O N
                                              TOTAL              OFFICE OF  OYSTER  THREE MILE  THREE MILE
 D E S C R I P T I O N  O F  I T E M S        AMOUNT   OVERHEAD  PRESIDENT  CREEK   ISLAND I    ISLAND II
 920    SALARIES AND WAGES
 921    OFFICE SUPPLIES AND EXPENSES
 922    ADMINISTRATIVE EXPENSE  TRANSFERRED -
          CREDIT
 923    OUTSIDE SERVICES EMPLOYED
 924    PROPERTY INSURANCE
 925    INJURIES AND DAMAGES
 926    EMPLOYEE PENSIONS AND BENEFITS                                       NOT APPLICABLE
 928    REGULATORY COMMISSION EXPENSE
 930.1  GENERAL ADVERTISING EXPENSE
 930.2  MISCELLANEOUS GENERAL EXPENSES
 931    RENTS
 932    MAINTENANCE OF STRUCTURES AND
          EQUIPMENT
 403    DEPRECIATION AND AMORTIZATION
          EXPENSE
 408    TAXES OTHER THAN INCOME TAXES
 409    INCOME TAXES
 410    PROVISION FOR DEFERRED INCOME TAXES
 411    PROVISION FOR DEFERRED INCOME TAXES
          - CREDIT
 411.5  INVESTMENT TAX CREDIT
 426.1  DONATIONS
 426.5  OTHER DEDUCTIONS
 427    INTEREST ON LONG-TERM DEBT
 430    INTEREST ON DEBT TO ASSOCIATE
          COMPANIES
 431    OTHER INTEREST EXPENSE

 INSTRUCTION: Indicate each department or
              service function. (See Instruc-
              tion 01-3 General Structure of
              Accounting System: Uniform
              System Account)

                      TOTAL EXPENSES =

                  ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996

                                SCHEDULE XVII
                       SCHEDULE OF EXPENSE DISTRIBUTION
                                       BY
                      DEPARTMENT OR SERVICE FUNCTION
                   D E P A R T M E N T  OR  S E R V I C E  F U N C T I O N

 ACCOUNT  TECHNICAL    NUCLEAR   COMMUN-    ADMIN &   CORPORATE      CORPORATE
 NUMBER   FUNCTIONS   ASSURANCE  CATIONS    FINANCE    SERVICES      SECRETARY

 920
 921
 922
 923
 924
 925
 926
 928
 930.1
 930.2
 931
 932
 403
 408
 409
 410
 411
 411.5
 426.1
 426.5
 427
 430
 431

 TOTAL



                                                                                 27
                         ANNUAL REPORT OF  GPU INTERNATIONAL, INC.

                            For the Year Ended December 31, 1996



                              DEPARTMENTAL ANALYSIS OF SALARIES

                                         ACCOUNT 920

                                          DEPARTMENTAL SALARY EXPENSE             NUMBER
 NAME OF DEPARTMENT                            INCLUDED IN AMOUNTS BILLED TO     PERSONNEL
 Indicate each department         TOTAL     SALARY      OTHER           NON       END OF
 or service function.             AMOUNT    EXPENSE   ASSOCIATES     ASSOCIATES    YEAR
 GPU International, Inc.         $ 3,250    $ 3,250   $   -           $   -          67



                    TOTAL        $ 3,250    $ 3,250   $   -           $   -          67

                                                                     28
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                            OUTSIDE SERVICES EMPLOYED
                                   ACCOUNT 923


 INSTRUCTIONS:     Provide a breakdown by subaccount of outside services
                   employed. If the aggregate amounts paid to any one payee and included within one subaccount is less than $25,000, only the aggregate number and amount of all such payments included within the subaccount need be shown. Provide a subtotal for each type of service.

                                                 RELATIONSHIP
                                                 "A"=ASSOCIATE
 FROM WHOM PURCHASED        ADDRESS              "NA"- NON            AMOUNT
                                                 ASSOCIATE



 Schedule of Outside Services Employed for GPU International, Inc. will be filed separately under a request for confidential treatment.

                                                                     29
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                         EMPLOYEE PENSIONS AND BENEFITS

                                   ACCOUNT 926


 INSTRUCTIONS: Provide a listing of each pension plan and benefit program provided by the service company. Such listing should be limited to $25,000.


                 D E S C R I P T I O N                       AMOUNT


    RESTRUCTURING EXPENSE                                   $   242

    HEALTH AND DENTAL INSURANCE                                 314

    PENSION PLANS                                                97

    EMPLOYEE SAVINGS PLAN                                       146

    VACATION ACCRUAL                                            208

    DEFERRED COMPENSATION                                        61

    3 OTHER BENEFITS (Under $25,000)                             25











                                        TOTAL               $ 1 093

                                                                     30
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                          GENERAL ADVERTISING EXPENSES

                                  ACCOUNT 930.1


 INSTRUCTIONS: Provide a listing of the amount included in Account 930.1,
               "General Advertising Expenses", classifying the items according to the nature of the advertising and as defined in the account definition. If a particular class includes an amount in excess of $3,000 applicable to a single payee, show separately the name of the payee and the aggregate amount applicable thereto.


      D E S C R I P T I O N              NAME OF PAYEE                 AMOUNT







             NONE



























                                           TOTAL                        -

                                                                     31
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                         MISCELLANEOUS GENERAL EXPENSES

                                  ACCOUNT 930.2


 INSTRUCTIONS: Provide a listing of the amount included in Account 930.2,
               "Miscellaneous General Expenses", classifying such expenses according to their nature. Payments and expenses permitted by
               Section 321 (b) (2) of the Federal Election Campaign Act, as amended by Public Law 94-283 in 1976 (2 U.S.C.S. 441 (b) (2) shall be separately classified.


                 D E S C R I P T I O N                        AMOUNT

 Employee Travel Expense                                     $   737

 Employee Recruiting and Relocation Expense                      542

 Employee Training Expense                                       156

 Other                                                           172

 Reimbursed O&M Costs                                          3 639



                                       TOTAL                 $ 5 246

                                                                     32
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                                      RENTS

                                   ACCOUNT 931



 INSTRUCTIONS: Provide a listing of the amount included in Account 931,
               "Rents", classifying such expenses by major groupings of property, as defined in the account definition of the Uniform System of Accounts.



          T Y P E  O F  P R O P E R T Y                        AMOUNT

    OFFICE SPACE                                             $   572












                                  TOTAL                      $   572

                                                                     33
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996




                          TAXES OTHER THAN INCOME TAXES

                                   ACCOUNT 408


 INSTRUCTION: Provide an analysis of Account 408, "Taxes Other Than Income
              Taxes". Separate the analysis into two groups: (1) other than U.S. Government taxes, and (2) U.S. Government taxes. Specify each of the various kinds of taxes and show the amounts thereof. Provide a subtotal for each class of tax.



                      K I N D  O F  T A X                            AMOUNT


       (1)   U.S. GOVERNMENT TAXES

             FEDERAL UNEMPLOYMENT COMPENSATION                       $     5

             FICA                                                        281

                                   Sub Total                             286


       (2)   OTHER THAN U.S. GOVERNMENT TAXES

             NEW YORK GROSS RECEIPTS TAXES                               404

             SUI                                                          37

                                   Sub Total                             441













                                                     TOTAL           $   727

                                                                     34
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                                    DONATIONS

                                  ACCOUNT 426.1


 INSTRUCTION: Provide a listing of the amount included in Account 426.1,
              "Donations", classifying such expenses by its purpose. The aggregate number and amount of all items of less than $3,000 may be shown in lieu of details.


 NAME OF RECIPIENT                     PURPOSE OF DONATION         AMOUNT

 NONE

                                                                     35
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                                OTHER DEDUCTIONS

                                  ACCOUNT 426.5


 INSTRUCTIONS:                      Provide a listing of the amount included in
                                    Account 426.5, "Other Deductions",
                                    classifying such expenses according to
                                    their nature.


     D E S C R I P T I O N              NAME OF PAYEE             AMOUNT



 FOREIGN CURRENCY EXCHANGE GAIN                                $       3

                                                                     36
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                      For the Year Ended December 31, 1996



                                 SCHEDULE XVIII

                          NOTES TO STATEMENT OF INCOME


 INSTRUCTIONS: The space below is provided for important notes regarding the statement of income or any account thereof. Furnish particulars as to any significant increase in services rendered or expenses incurred during the year. Notes relating to financial statements shown elsewhere in this report may be indicated here by reference.



 The Notes to Financial Statements of GPU International, Inc. will be filed separately under a request for confidential treatment under Rule 104(b).

                                                                     37
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.
                      For the Year Ended  December 31, 1996


                               ORGANIZATION CHART



                        __________________________________________
                       |                                          |
                       |                                          |
                       |                                          |
                       |           BOARD OF DIRECTORS             |
                       |           Chairman                       |
                       |__________________________________________|
                         |                                        |
                         |         PRESIDENT & CEO                |
                         |________________________________________|
                           |                                      |
                           |           EXECUTIVE V.P.             |
                           |       BUSINESS OPERATIONS            |
                           |______________________________________|
                             |                                    |
                             |    DIRECTOR, LEGAL & CORPORATE     |
                             |   AFFAIRS AND CORPORATE SECRETARY  |
                             |____________________________________|
                             |                                    |
                             |    V.P. OF FINANCE AND TREASURER   |
                             | ___________________________________|
                             |                                    |
                             | V.P. OPERATIONS/TECHNICAL SUPPORT  |
                             |____________________________________|
                             |                                    |
                             |      V.P. BUSINESS DEVELOPMENT     |
                             |____________________________________|
                             |                                    |
                             |              CONTROLLER            |
                             |____________________________________|
                             |                                    |
                             | DIRECTOR BUSINESS MANAGEMENT/FUELS |
                             |____________________________________|
                             |                                    |
                             |      V.P. TECHNOLOGY VENTURES      |
                             |____________________________________|
                             |                                    |
                             |  GENERAL MANAGER - LATIN AMERICA   |
                             |____________________________________|
                             |                                    |
                             |    GENERAL MANAGER - AUSTRALIA     |
                             |____________________________________|

                                                                     38
                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.


                              METHODS OF ALLOCATION










 Not Applicable

                  ANNUAL REPORT OF   GPU INTERNATIONAL, INC.


           ANNUAL STATEMENT OF COMPENSATION FOR USE OF CAPITAL BILLED






                         NONE

                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.

                               VENTURE DISCLOSURES





 In accordance with discussions with the staff, financial statements for projects in which EII owns interests will be included in a Certificate Pursuant to Rule 24 to be filed under the 1935 Act for the quarter ended March 31, 1996, pursuant to the order dated November 16, 1995 (HCAR No. 26123; File No. 70-7727).

                  ANNUAL REPORT OF   GPU INTERNATIONAL, INC.


                                EXHIBIT



 The following information is provided in accordance with an Amendment No. 3 to the GPUI Application on Form U-1 dated December 13, 1996 (SEC File No. 70-
 8913) filed under the Public Utility Holding Company Act of 1935.

 (a) Each investment made by GPUI in a Subsidiary or the Enterprise, as defined in the Amendment, during 1996.

 In December 1996, GPUI and Ballard Power Systems (BPS) entered into an agreement for the commercialization of stationary fuel cell power plants. Under the terms of the agreement, BPS created a new subsidiary, Ballard Generation Systems, Inc. (BGS) which will develop, manufacture and market stationary fuel cell power plants worldwide and will be based in British Columbia, Canada. BPS will supply the fuel cells for these power plants. GPUI has committed to invest $23.25 million over the next two years in BGS for up to a 19.3% equity interest in BGS, two 250 KW fuel cell power plants for field trials, and non-transferable warrants to purchase 100,000 common shares in BPS at a price of Canadian $27.45 per share. GPUI has accounted for its purchase of warrants as an investment having a total cost of $97,000. The warrants have a term of 5 years.

 As of December 31, 1996, GPUI had invested $6,064,000 in BGS which represents a 5.71% interest. As part of this investment, GPUI purchased from BGS the option to acquire 425,000 shares comprising a combination of Class A Shares, Class B Shares, or Class C Preferred Shares, as determined by GPUI. The aggregate purchase price for all the shares to be acquired under the option will be $1. The options may be exercised by GPUI at any time after GPUI has made payment for the two field trial fuel cell power plants and before the earlier of December 2001 and the initial public offering of BGS. The value of this option as of December 31, 1996 is $4,250,000 and is included in Investments, net in the Consolidated Balance Sheets of GPUI.

 GPUI has accounted for its acquisition using the purchase method. As a result, the Company has recorded approximately $1.6 million as goodwill which is included in Investments, net on the Consolidated Balance Sheets and will be amortized over a period of 20 years beginning in January 1997. As of December 31, 1996, GPUI had an investment in BGS of approximately $175,000.

 (b) A general description of the activities of the Enterprise in 1996.

 The entity was formed in December 1996, therefore there were no other activities of the entity other than those described in (a) above.

 (c) The number of GPUI employees providing services to the Enterprise on a regular basis during the previous year.

 NONE

 (d) The revenues and expenses of the Enterprise during 1996.

 The entity was formed in December 1996, therefore there were no revenues or expenses.

                    ANNUAL REPORT OF GPU INTERNATIONAL, INC.






                                SIGNATURE CLAUSE



              Pursuant to the requirements of the Public

         Utility Holding Company Act of 1935 and the rules

         and regulations of the Securities and Exchange

         Commission issued thereunder, the undersigned

         company has duly caused this report to be signed

         on its behalf by the undersigned officer thereunto

         duly authorized.


               GPU INTERNATIONAL, INC.
             (Name of Reporting Company)

         By: /s/ B. L. Levy
         (Signature of Signing Officer)

         B. L. Levy, President and CEO
         (Printed Name and Title of Signing Officer)


         Date:      5/1/96